UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455	32-0027992
(Commission File Number)	(IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Agreement with Oliver J. Whittle

On August 17, 2010, the Board of Directors appointed Mr. Oliver J. Whittle to the Board of Directors of Sky Petroleum, Inc. (the “Company”), effective October 1. 2010.  The Board of Directors adopted resolutions establishing Mr. Whittle’s compensation for his services as a member of the Board of Directors payable as follows:

Annual director fees of $30,000 per year, payable quarterly;

Meeting fees of $1,200 per meeting of the Board attended; and

Stock Options exercisable to purchase 150,000 shares of common stock of the Company at a price of U.S.$0.50 per share, subject to the provisions of the non-U.S. Stock Option Plan, one-third (1/3) of the options vesting each year after the date of initial appointment.  All options shall terminate seven (7) years after the date of appointment.

A signing bonus of 25,000 cshares of common stock of the Company.

Mr. Whittle will serve as a member of the Board of Directors until the next general meeting of the Company’s shareholders or until his successor is appointed or elected and qualified.

Item 5.02. Appointment of a Director

Appointment of Oliver J. Whittle

On August 17, 2010, pursuant to its powers under the Company’s bylaws to fill vacant seats on the Board, the Board of Directors appointed Oliver J. Whittle as a Director to the Company, effective October 1, 2010.  Prior to the effective date of his appointment to the Board, Mr. Whittle will serve as an interim advisor to the Company.  Mr. Whittle will receive compensation and benefits in connection with his services as a Director of the Company as described in Item 1.01 above which is incorporated herein by reference.

Mr. Whittle has over forty years of international banking experience, and is currently the Chief Executive Officer of Raiffeisen Bank Albania, the largest bank in the country.  Raiffeisen Bank Albania has an asset base of approximately € 2 billion with a network of more than one hundred branches throughout the country.  Mr. Whittle’s background includes over thirty years of service with Barclays Bank plc in a variety of senior positions including many aspects of its international operations.  Additionally, Mr. Whittle has had senior postings with several Eastern European financial institutions prior to his current assignment with Raiffeisen.  Mr. Whittle is a graduate of London Guildhall University with a BA (Hons) in Financial Services, and has memberships with the Associate Chartered Institute of Bankers (ACIB) and the Chartered Institute of Personnel and Development (MIPD).

The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Whittle and any other director, executive officer, or other nominees.  The Company knows of no transactions involving the Company during the last two years in which Mr. Whittle has a direct or indirect interest.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated:	August 18, 2010	By:	/s/ Michael D. Noonan
Michael D. Noonan
VP Corporate